UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2021

First Watch Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40866	82-4271369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8725 Pendery Place, Suite 201 Bradenton, FL		34201
(Address of principal executive offices)		(Zip code)

(941) 907-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2021 (the “Closing Date”), FWR Holding Corporation, a Delaware corporation (“FWR”), an indirect subsidiary of First Watch Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into a credit agreement (the “FWR Credit Agreement”), dated as of October 6, 2021, with Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the lenders party thereto and the other parties specified therein.

The FWR Credit Agreement provides for (i) a $100 million term loan A facility (the “Term Facility”) and (ii) a $75 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Facility, collectively, the “Facilities”). The proceeds of the loans under the Term Facility were used to repay indebtedness outstanding under that certain credit agreement, dated as of August 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date), by and among FWR, the other loan parties party thereto, the lenders party thereto and Golub Capital Markets LLC, as administrative agent, and to pay related fees and expenses.

The loans under the Term Facility and the Revolving Credit Facility mature on October 6, 2026. The Facilities are guaranteed, subject to customary exceptions, by all of FWR’s wholly-owned domestic restricted subsidiaries and by AI Fresh Parent, Inc., a Delaware corporation and the direct parent company of FWR (“Holdings”), and are secured by associated collateral agreements that pledge a lien on substantially all of FWR’s assets, including fixed assets and intangibles, and the assets of the guarantors, in each case, subject to customary exceptions.

The Term Facility is subject to amortization of principal, payable in quarterly installments on the last business day of each fiscal quarter, commencing on March 28, 2022 (the “Initial Amortization Date”), equal to approximately 2.50% of the principal amount of the term loans in the first fiscal year after the Initial Amortization Date, 5.00% of the principal amount of the term loans in the second fiscal year after the Initial Amortization Date, 5.00% of the principal amount of the term loans in the third fiscal year after the Initial Amortization Date, 7.50% of the principal amount of the term loans in the fourth fiscal year after the Initial Amortization Date and 10.00% of the principal amount of the term loans in the fifth fiscal year after the Initial Amortization Date. The remaining aggregate principal amount outstanding (together with accrued and unpaid interest on the principal amount) under the Term Facility is payable at the maturity of the Term Facility.

The loans under the Term Facility and the Revolving Credit Facility bear interest at rates based upon, at the option of FWR, either (i) the base rate plus a margin of between 125 and 200 basis points depending on the total rent adjusted net leverage ratio of FWR and its restricted subsidiaries on a consolidated basis (the “Total Rent Adjusted Net Leverage Ratio”) and (ii) the London interbank offer rate (“LIBOR”) plus a margin of between 225 and 300 basis points depending on the Total Rent Adjusted Net Leverage Ratio. Until the delivery under the FWR Credit Agreement of the financial statements for the first full fiscal quarter ending after the Closing Date, the Term Facility and the Revolving Credit Facility bear interest, at the option of FWR, at either (i) the base rate plus a margin of 150 basis points or (ii) the LIBOR plus a margin of 250 basis points. In addition, FWR will pay an unused commitment fee of between 25 and 50 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Total Rent Adjusted Net Leverage Ratio. The FWR Credit Agreement contains LIBOR fallback language, pursuant to which the Administrative Agent and the Company may amend the FWR Credit Agreement to replace the LIBOR with a secured overnight financing rate or another alternate benchmark rate upon the occurrence of certain LIBOR cessation events.

Under the FWR Credit Agreement, FWR (and in certain circumstances, Holdings) and its restricted subsidiaries are subject to customary affirmative, negative and financial covenants, and events of default for facilities of this type (with customary grace periods, as applicable, and lender remedies).

The foregoing summary of the FWR Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the FWR Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2021, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), each of which was effective on October 5, 2021.

Please see the descriptions of the Amended and Restated Charter and the Amended and Restated Bylaws in the section titled “Description of Capital Stock” in the Company’s final prospectus, dated September 30, 2021, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1, as subsequently amended, filed on September 7, 2021 (File No. 333-259360) (the “Prospectus”).

The foregoing descriptions of the Amended and Restated Charter and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Charter and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01 Other Events

On October 5, 2021, the Company announced that it had closed its initial public offering of 10,877,850 shares of its common stock, par value $0.01 per share (the “Common Stock”), which included the full exercise by the underwriters of their option to purchase up to an additional 1,418,850 shares of Common Stock, at the initial public offering price of $18.00 per share. The Company will use the net proceeds from the sale of shares to be sold by it as set forth in the Prospectus. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of First Watch Restaurant Group, Inc.

3.2	Amended and Restated Bylaws of First Watch Restaurant Group, Inc.

10.1	Credit Agreement, dated as of October 6, 2021, by and among FWR Holding Corporation, AI Fresh Parent, Inc., the lenders party thereto, the other parties specified therein and Bank of America, N.A., as administrative agent.

99.1	Press Release, dated October 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

FIRST WATCH RESTAURANT GROUP, INC.

By:	/s/ Jay Wolszczak
Name:	Jay Wolszczak
Title:	General Counsel and Secretary

Date: October 6, 2021